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                                                                      Exhibit 23



                         Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of ATS Medical, Inc. of our report dated January 31, 2003, included in the 2002 Annual Report to Shareholders of ATS Medical, Inc.

Our audit also included the financial statement schedule of ATS Medical, Inc. listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-55154 pertaining to the ATS Medical, Inc. 2000 Stock Incentive Plan, Form S-8 No. 333-49985 pertaining to the 1998 Employee Stock Purchase Plan, Form S-8 Nos. 33-44940 and 333-49985 pertaining to the 1987 Stock Option and Stock Award Plan of ATS Medical, Inc. (formerly Helix BioCore, Inc.), Form S-3 No. 333-43360 pertaining to the registration of 2,727,273 shares of ATS Medical, Inc. common stock, and Form S-3 No. 333-39288 pertaining to the registration of 1,100,000 shares of ATS Medical, Inc. common stock, of our report dated January 31, 2003, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in the Annual Report (Form 10-K) of ATS Medical, Inc.

                                               /s/ Ernst & Young LLP


Minneapolis, Minnesota
March 20, 2003